Exhibit 5.1

GRACIN & MARLOW, LLP.
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone (212) 907-6457
Facsimile: (212) 208-4657

October 16, 2018

The Board of Directors
Youngevity International, Inc.
2400 Boswell Road
Chula Vista, California 91914

Re:	Youngevity International, Inc. Form S-3

Gentlemen:

We have acted as counsel to Youngevity International, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement ”), covering the offer and sale of the following securities: (i) 780,526 shares (the “Common Shares”) of common stock, $0.001 par value (the “Common Stock”), (ii) 367,805 shares of Common Stock issuable in the event of a decrease in our stock price (the “True-Up Shares”); (iii) 630,526 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of the Warrants (the “Warrant”) that have been issued; (iv) 1,394,726 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s Series C Convertible Preferred Stock, $0.001 par value (the “Series C Preferred Stock”) and (v) 1,394,726 shares of Common Stock (the “Series C Warrant Shares”) issuable upon exercise of the Warrants issuable in connection with the conversion of the Company’s Series C Preferred Stock (the “Preferred Warrant”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the laws of the State of New York, Delaware and Florida and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Common Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable; (ii) the True-Up Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable; (iii) the Conversion Shares have been duly and validly authorized, and when issued and sold by the Company and delivered by the Company and upon valid conversion thereof, in accordance with and in the manner described in the Registration Statement and the Series C Preferred Stock, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware; (iv) the Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrant, will be legally issued, fully paid and non-assessable and (v) the Series C Warrant Shares have been duly and validly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Preferred Warrant, will be legally issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”). We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus that forms a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gracin & Marlow, LLP